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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   _________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  June 18, 2001




                          J. C. Penney Company, Inc.
            (Exact name of registrant as specified in its charter)



          Delaware                         1-777                13-5583779
(State or other jurisdiction      (Commission File No.)      (I.R.S. Employer
      of incorporation)                                     Identification No.)



6501 Legacy Drive
Plano, Texas                                                    75024-3698

(Address of principal executive offices)                        (Zip code)



Registrant's telephone number, including area code:  (972) 431-1000


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Item 2.   Acquisition or Disposition of Assets.

     On June 18, 2001, J. C. Penney Company, Inc. (the "Company") completed its sale to Commonwealth General Corporation, a U.S. subsidiary of AEGON N.V., of its J. C. Penney Direct Marketing Services, Inc. ("DMS") assets, including its
J. C. Penney Life Insurance subsidiaries, for total consideration of approximately $1.3 billion. The terms of the transaction are contained in the Stock Purchase Agreement by and among the parties thereto, which is included herein as Exhibit 2.1. The schedules and exhibits to the Stock Purchase Agreement have been omitted. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

     The following explains the pro forma effects of this sale transaction on the Company's financial statements:

     The Company's Annual Report on Form 10-K for the fiscal year ended January 27, 2001 and the Form 10-Q for the first quarter of 2001 reflected DMS as a discontinued operation for all periods presented. Results of operations for fiscal 2000 reported net income of $159 million from discontinued operations and a $296 million net loss on the sale of discontinued operations. The net loss of $296 million was based on estimates as of March 2001. Upon closing of the sale, the actual loss was approximately $314 million. The additional $18 million of loss on the sale will be reported in the second quarter of 2001 results as discontinued operations. The balance sheet at April 28, 2001 reflected the assets and liabilities of DMS as held for sale with a net asset balance of approximately $1.3 billion.

     The sale proceeds will be initially placed in various short-term investments. It is anticipated that the majority of these funds will ultimately be applied to reduce Company debt.

     This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, competition, consumer demand, seasonality, economic conditions, and government activity. Investors should take such risks into account when making investment decisions.

Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits.

               2.1 Stock Purchase Agreement, dated as of March 7, 2001, by and among J. C. Penney Company, Inc., Commonwealth General Corporation and J. C. Penney Direct Marketing Services, Inc.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    J. C. PENNEY COMPANY, INC.


                                    By:  /s/ Charles R. Lotter
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                                        Charles R. Lotter
                                        Executive Vice President, Secretary and
                                          General Counsel

Date: June 29, 2001

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